UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AUMN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in Item 5.07 below, at the Annual Meeting of Stockholders (the “Meeting”) of Golden Minerals Company (the “Company”) held on May 9, 2024 in Golden, Colorado, the stockholders of the Company voted to approve an amendment to the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) to increase the number of shares of common stock reserved for issuance pursuant to awards from 360,000 shares to 1,400,000 shares (the “2023 Plan Amendment”).

The foregoing description of the 2023 Plan Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the 2023 Plan Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed in Item 5.07 below, at the Meeting, the stockholders of the Company voted to approve an increase in the total number of authorized shares of common stock of the Company from 28,000,000 shares to 100,000,000 shares (the “Authorized Shares Increase”). To effect the Authorized Shares Increase, the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”) on May 13, 2024.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Meeting, six proposals were submitted to the stockholders for approval as set forth in the Proxy Statement. Of the 14,566,382 shares of common stock outstanding and entitled to vote as of the record date, 6,228,266 shares (42.76%) were present or represented by proxy at the Meeting. The stockholders of the Company (1) approved the election of Jeffrey G. Clevenger, Warren M. Rehn, Deborah J. Friedman, Kevin R. Morano and David H. Watkins as directors of the Company to hold office until the 2025 annual meeting of stockholders or until their successors are elected; (2) ratified the appointment of Haynie & Company to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (3) approved amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized common stock from 28,000,000 shares to 100,000,000 shares; (4) approved an amendment to the Company’s 2023 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance pursuant to awards from 360,000 shares to 1,400,000 shares; (5) approved, on an advisory basis, the compensation of our named executive officers; and (6) voted, on an advisory basis, “3 years” for the frequency of the advisory stockholder vote on the compensation of our named executive officers. The votes on the proposals were cast as set forth below:

1.	Election of five directors to hold office until the 2025 annual meeting of stockholders or until their successors are elected.

Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey G. Clevenger	2,258,907	164,658	3,804,701
Warren M. Rehn	2,296,336	127,229	3,804,701
Deborah J. Friedman	2,266,262	157,303	3,804,701
Kevin R. Morano	2,248,271	175,294	3,804,701
David H. Watkins	2,285,336	138,229	3,804,701

2.	Ratification of the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstentions
5,731,397	353,753	143,116

3.	Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized common stock, par value $0.01, from 28,000,000 shares to 100,000,000 shares.

Votes For	Votes Against	Abstentions
4,724,508	1,468,834	34,924

4.	Approval of an amendment to the Company’s 2023 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance pursuant to awards from 360,000 shares to 1,400,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,822,015	586,721	14,829	3,804,701

5.	Approval, on an advisory basis, of the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,880,029	536,817	6,719	3,804,701

6.	Approval, on an advisory basis, of the frequency of the advisory stockholder vote on the compensation of our named executive officers.

3 Years	2 Years	1 Year	Abstentions	Broker Non-Votes
1,709,391	40,238	653,576	20,360	3,804,701

With respect to Proposal 6, the Company’s board of directors, after considering the advisory vote of the stockholders, has determined to provide for an advisory stockholder vote on the compensation of the Company’s named executive officers every three years.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Golden Minerals Company.
10.1	Amendment to the Golden Minerals Company 2023 Equity Incentive Plan.
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2024

Golden Minerals Company

By:	/s/ Julie Z. Weedman
Name: Julie Z. Weedman
Title: Senior Vice President and Chief Financial Officer